EXHIBIT 99.1

For immediate release:
August 4, 2015

Zoetis Reports Second Quarter 2015 Results

•	Delivers 11% Operational Revenue Growth and 20% Operational Growth in Adjusted Net Income, Excluding Foreign Exchange

•	Records $263 Million in Charges Related to Comprehensive Operational Efficiency Initiative, Resulting in Net Loss of $37 Million, or Net Loss per Diluted Share of $0.07

•	Second Quarter 2015 Revenue of $1.2 Billion Increased 1%

•	Second Quarter 2015 Adjusted Net Income[1] of $216 Million, or Adjusted Diluted EPS[1] of $0.43, Increased 14% and 13%, Respectively

•	Updates Full Year 2015 Revenue Guidance to $4.700 - $4.775 Billion

•	Updates Full Year 2015 Adjusted Diluted EPS[1] Guidance to $1.63 - $1.68

FLORHAM PARK, N.J. - Aug. 4, 2015 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2015 and updated its full year 2015 guidance.

The company reported revenue of $1.2 billion for the second quarter of 2015, which increased 1% compared to the second quarter of 2014. Revenue reflected an operational2 increase of 11%, excluding the impact of foreign exchange.

The net loss for the second quarter of 2015 was $37 million, or $0.07 per diluted share, which includes $263 million in pre-tax charges related to the company’s previously announced comprehensive operational efficiency initiative. Adjusted net income1 for the second quarter of 2015 was $216 million, or $0.43 per diluted share, an increase of 14% and 13%, respectively. Adjusted net income for the second quarter of 2015 excludes the net impact of $253 million, or $0.50 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items. On an operational basis, adjusted net income for the second quarter of 2015 increased 20%, with foreign currency having a negative impact of 6 percentage points.

EXECUTIVE COMMENTARY
“In the second quarter, we generated operational revenue growth of 11% based on the strength and diversity of our business. Our adjusted net income grew 20% operationally, and we continue delivering our long-term value proposition to shareholders -- growing adjusted net income faster than sales,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “The growth this quarter was driven by

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the positive performance of our portfolio in both companion animal and livestock products, the addition of Abbott Animal Health products, the growth of APOQUEL® and other new products, and the continued discipline on operating expenses.”

“Our broad portfolio, proven business model and dedicated Zoetis colleagues enabled us to deliver these results as we began implementing significant changes to become more competitive and profitable,” said Alaix. “We remain committed to maintaining our commercial, R&D and manufacturing strengths, while reducing complexity in our business and achieving our efficiency goals.”

“With our operational efficiency initiative, we have begun the process to re-shape our business around the key products, markets and manufacturing sites that will make us an even stronger and more profitable leader in animal health.  Execution of these plans is underway,” said Zoetis Chief Financial Officer Paul Herendeen. “We are pleased to see continued efficiency and expense control in this quarter’s results, along with excellent sales growth, and we are updating our full year guidance for 2015 and reaffirming our long-term goals for 2016 and 2017.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across two regional operating segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.

In the second quarter of 2015:

•
Revenue in the U.S. segment was $539 million, an increase of 17% compared to the second quarter of 2014.  Sales of livestock products grew 14% with balanced growth across cattle, swine and poultry. Favorable market conditions drove growth in cattle across multiple categories, including premium brands, as well as vaccines and reproductive products. Cattle also benefited from new product growth, primarily ACTOGAIN®. Sales of swine products delivered broad growth due to the continued recovery in the pig population following the PEDv outbreak, as well as new product introductions. Growth in sales of poultry products was driven by the re-introduction of ZOAMIX® and increased volumes in other medicated feed additives. Companion animal product sales grew 20%, driven by the addition of products acquired from Abbott Animal Health, as well as significant growth of APOQUEL®.

•
Revenue in the International segment was $622 million, an increase of 6% operationally compared to the second quarter of 2014. Growth was driven by performance in livestock, which increased 6% operationally, with higher sales of cattle and swine products offset by lower sales of poultry products. Continued favorable market conditions and new product launches in Brazil drove growth of the cattle portfolio. The performance of our portfolio in China and other Asian markets helped drive increased sales of swine products, which are also benefiting from better market conditions. Companion animal products grew 8% operationally, primarily from sales of APOQUEL®, as well as sales of parasiticide products in key markets in Western Europe, Australia, Canada and China. Performance was also supported by strong vaccine sales in China.

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Zoetis continues to drive demand and strengthen its diverse portfolio of products through product lifecycle developments, strong customer relationships and access to new markets and technologies. The company is focused on improving the performance and delivery of its current product lines; expanding product indications across species; pursuing approvals in new geographies; and developing innovative medicines, treatments and solutions for emerging diseases and unmet customer needs.

Some recent highlights include:

New Product Innovations - Zoetis continues to advance animal health science through innovations that address unmet market needs or improve veterinarians’ approach to prevention and treatment. The U.S. Department of Agriculture (USDA) granted Zoetis a conditional license for a first-of-its-kind antibody therapy that targets interleukin-31 (IL-31) to help reduce clinical signs associated with atopic dermatitis in dogs. It represents another major breakthrough to emerge from the proprietary research and development platform Zoetis has built based on new scientific insights into the pathway of allergic skin conditions.

Portfolio Lifecycle Development - As part of enhancing the lifecycle of its products, Zoetis continues to receive approvals for new indications and formulations of key products. The company has also expanded major products into new markets. In the second quarter, for example:

•
Zoetis received approval of new label claims in the U.S. and European Union (EU) for CERENIA® (maropitant citrate), an antiemetic to treat and prevent acute vomiting in dogs and cats. In the U.S., the revised label now allows for once-daily tablet administration until resolution of acute vomiting for dogs seven months of age and older. In the EU, the injectable form of CERENIA has been approved for intravenous use in dogs and cats. Both approvals offer veterinarians greater latitude to treat each patient individually.

•
The company is also expanding the breadth of its FOSTERA® swine vaccine franchise. In Canada, Zoetis gained label claims for its FOSTERA porcine reproductive and respiratory (PRRS) vaccine for swine, with reproductive protection and one-day-of-age administration. The company continued to bring its FOSTERA PCV MH vaccine to Latin American countries with approval in Ecuador. The combination vaccine helps protect swine from porcine circovirus-associated disease and enzootic pneumonia caused by Mycoplasma hyopneumoniae.

•
DRAXXIN® 25, an injectable anti-infective, which has tapped an important market for swine, was launched in Spain, Italy, Portugal and Greece. DRAXXIN 25 offers a convenient tool to fight swine respiratory disease (SRD) in nursery pigs by providing a lower concentration, making it optimized for use in small pigs.

FINANCIAL GUIDANCE
Zoetis narrowed its revenue and earnings per share guidance for full year 2015 toward the higher end of its previous ranges to reflect its year-to-date performance and outlook for the remainder of 2015.

Full year 2015 guidance includes:

•	Revenue of between $4.700 billion to $4.775 billion

•	Reported diluted EPS of between $0.81 to $1.02 per share

•	Adjusted diluted EPS[1] of between $1.63 to $1.68 per share

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The company also reaffirmed its long-term outlook for 2016 and 2017. Additional guidance on other items for 2015, 2016 and 2017 such as expenses and tax rate are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review second quarter financial results, discuss 2015 financial guidance, and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Aug. 4, 2015.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2014, the company generated annual revenue of $4.8 billion. With approximately 10,000 employees worldwide at the beginning of 2015, Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in 120 countries. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements:  This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	John O'Connor
1-973-443-2742 (o)	1-973-822-7088 (o)
william.price@zoetis.com	john.oconnor@zoetis.com

Elinore White	Steve Frank
1-973-443-2835 (o)	1-973-822-7141 (o)
elinore.y.white@zoetis.com	steve.frank@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter			Six Months
	2015	2014	% Change	2015	2014	% Change
Revenue	$1,175	$1,158	1	$2,277	$2,255	1
Costs and expenses:
Cost of sales(b)	427	413	3	821	792	4
Selling, general and administrative expenses(b)	379	396	(4)	733	752	(3)
Research and development expenses(b)	84	92	(9)	164	179	(8)
Amortization of intangible assets(c)	15	15	—	30	30	—
Restructuring charges and certain acquisition-related costs	266	5	*	267	8	*
Interest expense	29	29	—	57	58	(2)
Other (income)/deductions–net	2	8	(75)	2	9	(78)
(Loss)/income before provision for taxes on income	(27)	200	*	203	427	(52)
Provision for taxes on income	9	61	(85)	74	133	(44)
Net (loss)/income before allocation to noncontrolling interests	(36)	139	*	129	294	(56)
Less: Net income attributable to noncontrolling interests	1	3	(67)	1	3	(67)
Net (loss)/income attributable to Zoetis	$(37)	$136	*	$128	$291	(56)

(Loss)/earnings per share—basic	$(0.07)	$0.27	*	$0.26	$0.58	(55)

(Loss)/earnings per share—diluted	$(0.07)	$0.27	*	$0.25	$0.58	(57)

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	500,173	500,975		500,660	500,603
Diluted	500,173	501,684		502,893	501,193

* Calculation not meaningful.

(a)
The condensed consolidated statements of operations present the three and six months ended June 28, 2015 and June 29, 2014. Subsidiaries operating outside the United States are included for the three and six months ended May 24, 2015 and May 25, 2014.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended June 28, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,175	$—	$—	$—	$1,175
Cost of sales(c)	427	(3)	—	(18)	406
Gross profit	748	3	—	18	769
Selling, general and administrative expenses(c)	379	—	—	(36)	343
Research and development expenses(c)	84	(1)	—	—	83
Amortization of intangible assets(d)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	266	—	(3)	(263)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	2	—	(1)	(2)	(1)
(Loss)/income before provision for taxes on income	(27)	15	4	319	311
Provision for taxes on income	9	3	—	82	94
(Loss)/income from continuing operations	(36)	12	4	237	217
Net income attributable to noncontrolling interests	1	—	—	—	1
Net (loss)/income attributable to Zoetis	(37)	12	4	237	216
(Loss)/earnings per common share attributable to Zoetis–diluted(e)	(0.07)	0.02	0.01	0.47	0.43

	Quarter ended June 29, 2014
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$1,158	$—	$—	$—	$1,158
Cost of sales(c)	413	—	—	(8)	405
Gross profit	745	—	—	8	753
Selling, general and administrative expenses(c)	396	(1)	—	(31)	364
Research and development expenses(c)	92	(1)	—	—	91
Amortization of intangible assets(d)	15	(11)	—	—	4
Restructuring charges and certain acquisition-related costs	5	—	(2)	(3)	—
Interest expense	29	—	—	—	29
Other (income)/deductions–net	8	—	—	(11)	(3)
Income before provision for taxes on income	200	13	2	53	268
Provision for taxes on income	61	5	—	10	76
Income from continuing operations	139	8	2	43	192
Net income attributable to noncontrolling interests	3	—	—	—	3
Net income attributable to Zoetis	136	8	2	43	189
Earnings per common share attributable to Zoetis–diluted(e)	0.27	0.02	—	0.09	0.38

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six Months ended June 28, 2015
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$2,277	$—	$—	$—	$2,277
Cost of sales(c)	821	(5)	—	(25)	791
Gross profit	1,456	5	—	25	1,486
Selling, general and administrative expenses(c)	733	—	—	(70)	663
Research and development expenses(c)	164	(1)	—	—	163
Amortization of intangible assets(d)	30	(22)	—	—	8
Restructuring charges and certain acquisition-related costs	267	—	(4)	(263)	—
Interest expense	57	—	—	—	57
Other (income)/deductions–net	2	—	(1)	(2)	(1)
Income before provision for taxes on income	203	28	5	360	596
Provision for taxes on income	74	10	(2)	90	172
Income from continuing operations	129	18	7	270	424
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	128	18	7	270	423
Earnings per common share attributable to Zoetis–diluted(e)	0.25	0.04	0.01	0.54	0.84

	Six Months ended June 29, 2014
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Revenue	$2,255	$—	$—	$—	$2,255
Cost of sales(c)	792	(1)	—	(11)	780
Gross profit	1,463	1	—	11	1,475
Selling, general and administrative expenses(c)	752	—	—	(61)	691
Research and development expenses(c)	179	(1)	—	—	178
Amortization of intangible assets(d)	30	(23)	—	—	7
Restructuring charges and certain acquisition-related costs	8	—	(4)	(4)	—
Interest expense	58	—	—	—	58
Other (income)/deductions–net	9	—	—	(13)	(4)
Income before provision for taxes on income	427	25	4	89	545
Provision for taxes on income	133	9	1	19	162
Income from continuing operations	294	16	3	70	383
Net income attributable to noncontrolling interests	3	—	—	—	3
Net income attributable to Zoetis	291	16	3	70	380
Earnings per common share attributable to Zoetis–diluted(e)	0.58	0.03	0.01	0.14	0.76

(a)
The condensed consolidated statements of operations present the three and six months ended June 28, 2015 and June 29, 2014. Subsidiaries operating outside the United States are included for the three and six months ended May 24, 2015 and May 25, 2014.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP

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adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(e)	EPS amounts may not add due to rounding. For the quarter ended June 28, 2015, weighted-average diluted shares used to calculate non-GAAP adjusted net income per share were 502,563 thousand.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2015	2014	2015	2014
Integration costs(a)	$3	$2	$4	$4
Other(b)	1	—	1	—
Total acquisition-related costs—pre-tax	4	2	5	4
Income taxes(c)	—	—	(2)	1
Total acquisition-related costs—net of tax	$4	$2	$7	$3

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.

(b)	Included in Other (income)/deductions—net.

(c)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate, as well as a tax charge related to the acquisition of certain assets of Abbott Animal Health.

Certain amounts may reflect rounding adjustments.
(2) Certain significant items include the following:

	Second Quarter		Six Months
	2015	2014	2015	2014
Operational efficiency initiative(a)	$263	$—	$273	$—
Supply network strategy(b)	15	—	20	—
Other restructuring charges and cost-reduction/productivity initiatives(c)	—	3	—	4
Stand-up costs(d)	39	41	62	74
Net gain on sale of assets(e)	—	(3)	—	(3)
Other(f)	2	12	5	14
Total certain significant items—pre-tax	319	53	360	89
Income taxes(g)	82	10	90	19
Total certain significant items—net of tax	$237	$43	$270	$70

(a)
Includes restructuring charges of $253 million related to employee termination costs ($228 million) and asset impairments ($25 million) for both the three and six months ended June 28, 2015, included in Restructuring charges and certain acquisition-related costs. Also includes other charges of $10 million and $20 million primarily related to consulting fees for the three and six months ended June 28, 2015, respectively, included in Selling, general and administrative expenses.

(b)
Includes restructuring charges of $10 million related to employee termination costs ($9 million) and asset impairments ($1 million) for both the three and six months ended June 28, 2015, included in Restructuring charges and certain acquisition-related costs. Also includes other charges of $5 million and $10 million primarily related to consulting fees for the three and six months ended June 28, 2015, respectively, included in Cost of sales.

(c)	Related to our cost-reduction/productivity initiatives and included in Restructuring charges and certain acquisition-related costs.

(d)
Represents certain nonrecurring costs related to becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs. Included in Cost of sales ($12 million and $14 million) and Selling, general and administrative expenses ($27 million and $48 million) for the three and six months ended June 28, 2015, respectively. Included in Cost of sales ($8 million and $11 million) and Selling, general and administrative expenses ($31 million and $61 million), and Other (income)/deductions—net ($2 million and $2 million) for the three and six months ended June 29, 2014, respectively.

(e)	For the three and six months ended June 29, 2014, represents the Zoetis portion of a net gain on the sale of land in our Taiwan joint venture.

(f)
The three and six months ended June 28, 2015, includes an impairment of IPR&D assets related to the termination of a canine oncology project ($2 million) in Other (income)/deductions. The six months ended June 28, 2015 also includes charges due to unusual investor-related activities in Selling, general and administrative expenses ($3 million). For the three and six months ended June 29, 2014, primarily includes a reserve associated with a commercial settlement in Mexico ($13 million) in Other (income)/deductions. The six months ended June 29, 2014 also includes a pension plan settlement charge related to the divestiture of a manufacturing plant ($4 million), partially offset by an insurance recovery of litigation related charges ($2 million income), both in Other (income)/deductions.

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Adjusted cost of sales	$406	$405	—%	(12)%	12%
as a percent of revenue	34.6%	35.0%	NA	NA	NA
Adjusted SG&A expenses	343	364	(6)%	(9)%	3%
Adjusted R&D expenses	83	91	(9)%	(5)%	(4)%
Adjusted net income attributable to Zoetis	216	189	14%	(6)%	20%

	Six Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Adjusted cost of sales	$791	$780	1%	(10)%	11%
as a percent of revenue	34.7%	34.6%	NA	NA	NA
Adjusted SG&A expenses	663	691	(4)%	(7)%	3%
Adjusted R&D expenses	163	178	(8)%	(3)%	(5)%
Adjusted net income attributable to Zoetis	423	380	11%	(6)%	17%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the three and six months ended June 28, 2015 and June 29, 2014 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2015 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2015
Revenue	$4,700 to $4,775
Operational growth	6.0% to 7.5%
Adjusted cost of sales as a percentage of revenue(a)	35.5% to 36.0%
Adjusted SG&A expenses(a)	$1,355 to $1,405
Adjusted R&D expenses(a)	$380 to $400
Adjusted interest expense and other (income)/deductions(a)	Approximately $110
Adjusted EBIT margin(a)	Approximately 27%
Effective tax rate on adjusted income(a)	Approximately 29%
Adjusted diluted EPS(a)	$1.63 to $1.68
Adjusted net income(a)	$820 to $845
Operational growth	13% to 17%
Certain significant items(b) and acquisition-related costs	$410 to $490
Reported diluted EPS	$0.81 to $1.02

A reconciliation of 2015 adjusted net income and adjusted diluted EPS guidance to 2015 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2015 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$820 - $845	~$1.63 - $1.68
Purchase accounting adjustments	~(40)	~(0.08)
Certain significant items(b) and acquisition-related costs	~(290 - 370)	~(0.58 - 0.74)
Reported net income attributable to Zoetis/diluted EPS guidance	~$410 - $515	~$0.81 - $1.02

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to restructuring and other charges for the operational efficiency initiative, becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs.

12 |

ZOETIS INC.
2016-2017 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	2016	2017
Revenue	$4,650 to $4,800	$4,850 to $5,050
Operational growth	(1)% to 2%	3% to 7%
Adjusted cost of sales as a percentage of revenue(a)	33% to 34%	32% to 33%
Adjusted SG&A expenses(a)	$1,270 to $1,340	$1,240 to $1,330
Adjusted R&D expenses(a)	$380 to $400	$380 to $400
Adjusted interest expense and other (income)/deductions(a)	Approximately $110	Approximately $110
Adjusted EBIT margin(a)	Approximately 31%	Approximately 34%
Effective tax rate on adjusted income(a)	Approximately 30%	Approximately 29%
Adjusted diluted EPS(a)	$1.81 to $1.93	$2.18 to $2.32
Adjusted net income(a)	$910 to $970	$1,095 to $1,165
Operational growth	12% to 19%	17% to 24%
Certain significant items(b) and acquisition-related costs	$130 to $180	$50 to $80
Reported diluted EPS	$1.45 to $1.65	$1.98 to $2.16

A reconciliation of 2016 and 2017 adjusted net income and adjusted diluted EPS guidance to 2016 and 2017 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2016 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$910 - $970	~$1.81 - $1.93
Purchase accounting adjustments	~(40)	~(0.08)
Certain significant items(b) and acquisition-related costs	~(100 - 140)	~(0.20 - 0.28)
Reported net income attributable to Zoetis/diluted EPS guidance	~$730 - $830	~$1.45 - $1.65

Full-Year 2017 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$1,095 - $1,165	~$2.18 - $2.32
Purchase accounting adjustments	~(40)	~(0.08)
Certain significant items(b) and acquisition-related costs	~(40 - 60)	~(0.08 - 0.12)
Reported net income attributable to Zoetis/diluted EPS guidance	~$995 - $1,085	~$1.98 - $2.16

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense, adjusted other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Adjusted earnings before interest and taxes (EBIT) is defined as reported EBIT excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to restructuring and other charges for the operational efficiency initiative, becoming an independent public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, and certain legal registration and patent assignment costs.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Revenue:
Livestock	$690	$703	(2)%	(10)%	8%
Companion Animal	471	439	7%	(8)%	15%
Contract Manufacturing	14	16	(13)%	(16)%	3%
Total Revenue	$1,175	$1,158	1%	(10)%	11%

U.S.
Livestock	$256	$224	14%	—%	14%
Companion Animal	283	235	20%	—%	20%
Total U.S. Revenue	$539	$459	17%	—%	17%

International
Livestock	$434	$479	(9)%	(15)%	6%
Companion Animal	188	204	(8)%	(16)%	8%
Total International Revenue	$622	$683	(9)%	(15)%	6%

Livestock:
Cattle	$372	$379	(2)%	(11)%	9%
Swine	162	157	3%	(11)%	14%
Poultry	138	146	(5)%	(6)%	1%
Other	18	21	(14)%	(19)%	5%
Total Livestock Revenue	$690	$703	(2)%	(10)%	8%

Companion Animal:
Horses	$42	$46	(9)%	(8)%	(1)%
Dogs and Cats	429	393	9%	(8)%	17%
Total Companion Animal Revenue	$471	$439	7%	(8)%	15%

(a)	Beginning in the second quarter of 2015, we changed our segment reporting structure. The prior period presentation has been revised to reflect the new segment reporting structure.
Certain amounts and percentages may reflect rounding adjustments.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Revenue:
Livestock	$1,405	$1,409	—%	(8)%	8%
Companion Animal	848	819	4%	(6)%	10%
Contract Manufacturing	24	27	(11)%	(8)%	(3)%
Total Revenue	$2,277	$2,255	1%	(7)%	8%

U.S.
Livestock	$555	$487	14%	—%	14%
Companion Animal	505	451	12%	—%	12%
Total U.S. Revenue	$1,060	$938	13%	—%	13%

International
Livestock	$850	$922	(8)%	(12)%	4%
Companion Animal	343	368	(7)%	(14)%	7%
Total International Revenue	$1,193	$1,290	(8)%	(13)%	5%

Livestock:
Cattle	$769	$770	—%	(8)%	8%
Swine	332	317	5%	(8)%	13%
Poultry	267	281	(5)%	(6)%	1%
Other	37	41	(10)%	(14)%	4%
Total Livestock Revenue	$1,405	$1,409	—%	(8)%	8%

Companion Animal:
Horses	$82	$89	(8)%	(5)%	(3)%
Dogs and Cats	766	730	5%	(6)%	11%
Total Companion Animal Revenue	$848	$819	4%	(6)%	10%

(a)	Beginning in the second quarter of 2015, we changed our segment reporting structure. The prior period presentation has been revised to reflect the new segment reporting structure.
Certain amounts and percentages may reflect rounding adjustments.

15 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
Total International	$622	$683	(9)%	(15)%	6%
Australia	41	45	(9)%	(15)%	6%
Brazil	67	83	(19)%	(28)%	9%
Canada	49	55	(11)%	(11)%	—%
China	29	23	26%	—%	26%
France	27	34	(21)%	(22)%	1%
Germany	31	40	(23)%	(19)%	(4)%
Italy	20	24	(17)%	(23)%	6%
Japan	26	32	(19)%	(15)%	(4)%
Mexico	18	21	(14)%	(16)%	2%
Spain	20	23	(13)%	(23)%	10%
United Kingdom	37	36	3%	(9)%	12%
Other Developed	78	87	(10)%	(14)%	4%
Other Emerging	179	180	(1)%	(11)%	10%

	Six Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
Total International	$1,193	$1,290	(8)%	(13)%	5%
Australia	69	78	(12)%	(14)%	2%
Brazil	131	147	(11)%	(22)%	11%
Canada	82	91	(10)%	(11)%	1%
China	64	56	14%	(1)%	15%
France	53	74	(28)%	(15)%	(13)%
Germany	59	73	(19)%	(16)%	(3)%
Italy	45	51	(12)%	(18)%	6%
Japan	52	61	(15)%	(13)%	(2)%
Mexico	36	42	(14)%	(13)%	(1)%
Spain	39	44	(11)%	(18)%	7%
United Kingdom	79	79	—%	(8)%	8%
Other Developed	143	158	(9)%	(12)%	3%
Other Emerging	341	336	1%	(10)%	11%

Certain amounts and percentages may reflect rounding adjustments.

16 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2015	2014	Total	Foreign Exchange	Operational
U.S.:
Revenue	$539	$459	17%	—%	17%
Cost of Sales	127	106	20%	—%	20%
Gross Profit	412	353	17%	—%	17%
Gross Margin	76.4%	76.9%
Operating Expenses	93	95	(2)%	—%	(2)%
Other (income)/deductions	—	—	—	—%	—%
U.S. Earnings	$319	$258	24%	—%	24%

International:
Revenue	$622	$683	(9)%	(15)%	6%
Cost of Sales	225	243	(7)%	(11)%	4%
Gross Profit	397	440	(10)%	(17)%	7%
Gross Margin	63.8%	64.4%
Operating Expenses	151	175	(14)%	(16)%	2%
Other (income)/deductions	4	2	100%	*	*
International Earnings	$242	$263	(8)%	(18)%	10%

Total Reportable Segments	$561	$521	8%	(9)%	17%

Other business activities(b)	(67)	(75)	(11)%
Reconciling Items:
Corporate(c)	(123)	(125)	(2)%
Purchase accounting adjustments(d)	(15)	(13)	15%
Acquisition-related costs(e)	(4)	(2)	100%
Certain significant items(f)	(319)	(53)	*
Other unallocated(g)	(60)	(53)	13%
Total (Loss)/Earnings(h)	$(27)	$200	*

(a)
Beginning in the second quarter of 2015, we changed our segment reporting structure and recategorized certain costs that are not allocated to our operating segments. The prior period presentation has been revised to reflect the new segment reporting structure.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(h)	Defined as income/(loss) before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2015	2014	Total	Foreign Exchange	Operational
U.S.:
Revenue	$1,060	$938	13%	—%	13%
Cost of Sales	252	217	16%	—%	16%
Gross Profit	808	721	12%	—%	12%
Gross Margin	76.2%	76.9%
Operating Expenses	174	185	(6)%	—%	(6)%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$634	$536	18%	—%	18%

International:
Revenue	$1,193	$1,290	(8)%	(13)%	5%
Cost of Sales	429	460	(7)%	(10)%	3%
Gross Profit	764	830	(8)%	(15)%	7%
Gross Margin	64.0%	64.3%
Operating Expenses	286	322	(11)%	(13)%	2%
Other (income)/deductions	6	3	100%	*	*
International Earnings	$472	$505	(7)%	(16)%	9%

Total Reportable Segments	$1,106	$1,041	6%	(8)%	14%

Other business activities(b)	(135)	(148)	(9)%
Reconciling Items:
Corporate(c)	(254)	(247)	3%
Purchase accounting adjustments(d)	(28)	(25)	12%
Acquisition-related costs(e)	(5)	(4)	25%
Certain significant items(f)	(360)	(89)	*
Other unallocated(g)	(121)	(101)	20%
Total Earnings(h)	$203	$427	(52)%

(a)
Beginning in the second quarter of 2015, we changed our segment reporting structure and recategorized certain costs that are not allocated to our operating segments. The prior period presentation has been revised to reflect the new segment reporting structure.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(g)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as procurement costs.

(h)	Defined as income/(loss) before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

18 |